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                                                                    EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our reports dated February 17, 1995 accompanying the consolidated financial statements and schedule of Selfix, Inc. and subsidiaries included in the Annual Report on Form 10-K for the fifty-three week period ended December 31, 1994 which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.


                                                              GRANT THORNTON LLP





Chicago, Illinois
December 12, 1995